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                            SHARE PURCHASE AGREEMENT
     entered into pursuant to Section 13 and following of Act No. 591/1992
       Coll. on Securities and Section 358 and following and Section 409 and following of Act. No. 513/1991 Coll., the Commercial Code

This Share Purchase Agreement (hereinafter "the Agreement") has been entered into on November 15, 1996 between

1. IDOS Praha, spol. s r. o., with its registered office at Praha 8, Kubisova 17, IDN: 4387 0660, represented by the Executive Ing. Lubomir Kasak (hereinafter only "the Seller"), bank address: Komercni banka, a. s., pobocka Pribram, bank account: 15800-211/0100, SWIFT CODE: - KOMB CZ PP

and

2. CME Media Enterprises B.V., with its registered office at Leidseplein 29, Amsterdam, the Netherlands, represented by JUDr. Martin Radvan, LL. M., advocate at the law office at Praha 1, Jindrisska 20, on the basis of the power of attorney of July 17, 1996 (hereinafter only "the Purchaser"),

(hereinafter independently only "the Party" and collectively only "the
Parties").

                                    Preamble

The Seller represents that it legally owns 1,600 (in words: one thousand and six hundred) registered shares each having a nominal value of CZK 10,000 (in words: ten thousand Czech crowns) in Radio Alfa, a. s., with its registered office at Praha 1, Na po0iei 12, IDN: 4924 0935, (numbers of shares from 2.601 to 4.200) incorporated in the Companies Register maintained at the Regional Court of Commerce in Prague, Part B, Insert No. 2055 (hereinafter only
"the Company"), such shares representing 32% of the Company's
Registered Capital (hereinafter "the Shares") which is registered at the date of entering of this Agreement on the number of insert hereto.

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                                       I.

                            Purpose of the Agreement

The Seller offers, sells and transfers to the Purchaser, and the Purchaser accepts the offer of, purchases and acquires from the Seller, the Shares in the Company.

                                      II.

                      Purchase Price and Terms of Payment

1. The Purchase Price of the Shares has been agreed between the Parties to be CZK 22,000,000 (in words: twenty-two million Czech crowns), and shall be payable as follows:

    a) Within 14 days from the day of effect of this Agreement the Purchaser shall pay to the Seller's account a sum of CZK 16,000,000 (in words: sixteen million Czech crowns);

    b) As to the 31st of January of 1997, 1998 and 1999 the Purchaser shall each year pay a sum of CZK 2,000,000 (in words: two million Czech crowns) to the Seller, thereby settling the balance of CZK 6,000,000 (in words: six million Czech crowns) of the total Purchase Price agreed.

2. The day on which the respective sum is credited to the Seller's Account No. 15800-21/0100 at the Pribram office of Komercni banka, a. s., or to a different account the details of which the Seller shall provide to the Purchaser no later than 30 (in words: thirty) days before the instalment is due, shall be regarded as the day of payment.

3. Interest of 0.04 % for each day of delay has been agreed to be payable in case the Purchaser should default on paying the Purchase Price by the dates as above agreed.

                                      III.

                            The Seller's Obligations

1. The representative of the Seller is obliged to escrow, with attendance of the representative of the Purchaser, the Shares in time of signing this Agreement to a notary deposit at the notary office of JUDr. Ales Brezina, residing at Praha 1, Petrska 12 (hereinafter only "the Notary").

2. The representative of the Seller is obliged to appear the Notary, to draw, with the attendance of the representative of the Purchaser, the Shares from the deposit endorse, before the Notary, the Share transfer to the Purchaser on the back of the Share Certificates. The endorsement must be complete with all the required details stipulated in Section 156 of Act No. 513/1991 Coll., the Commercial Code, and Section 11 and the following Sections of Act No. 191/1950 Coll., the Bills of Exchange Act; within 5 (in words:

    five) days after the payment under the Section II. para 1 point a) will be credit at the Seller's account in order the Shares could be transferred into the Purchaser's ownership.

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3.  A record shall be made of the procedures carried out under paragraphs 1 and
    2 above. The record shall be signed by the representative of the Seller and the representative of the Purchaser, and their signatures shall be verified.

4. The Seller shall notify the Company of the Share transfer within 3 (in words: three) days of the day on which it delivers the Shares to the Purchaser.

5. If the Seller was under the obligation to obtain any approval with the sale of the Shares, the Seller hereby declares that all such approvals have been obtained.

                                      IV.

                          The Purchaser's Obligations

1. The Purchaser shall in all respects grant its co-operation to the Seller to support the Seller in meeting its obligations under Article III. hereof.

2. The Purchaser shall notify the Company of the Share transfer within 3 (in words: three) days from the day on which the Shares are delivered to the Purchaser.

                                       V.

                                Contractual Fine

1. A contractual fine of 1,000 USD (in words: one thousand U. S. dollars) per each day of delay has been agreed between the Parties to be applicable should the Purchaser be in breach of the arrangements of the Article II. The Purchaser is exempt of a contractual fine if he proves that he would give to the bank a proper instruction to pay the respective amount to the account of the Seller in such advance before the respective amount would be payable, that adhering the rules of the international bank communication the amount should be reimbursed to the account of the Seller on time and that the financial resources sufficient to payment of the appropriate amount would be on its account.

2. A contractual fine of CZK 3,000,000 (in words: three million Czech crowns) has been agreed between the Parties to be applicable should either of the Parties be in breach of the arrangements of the Article III. or IV. of this Agreement.

3. The Party in breach shall pay the fine to the other Party irrespective of whether in this connection, and if so to what extent, the other Party has suffered any damage that may be claimed separately.


4.  The contractual fine shall be paid to the bank account within 10 (in words:
    ten) day after the breach of this Agreement.

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                                      VI.

                                Final Provisions

1. This Agreement is valid and effective upon its signing. If the Purchaser does not fulfil its obligation defined in the Article II. para 1a), the Seller can declare the Agreement invalid. If the Party does not fulfil its obligations defined in Articles II. para 1b), III. and IV. of this Agreement, the second Party has the right to withdraw this Agreement. The declaration of invalidity or the withdrawal must be noticed in written form to the second Party within 30 (in words: thirty) days after the breach. The Agreement shall be in this case withdrawn from the beginning and the Parties are obliged to give the mutually provided fulfilment.

2. This Agreement has been entered into subject to, and shall be governed by the Czech law.

3. This Agreement has been made out in the Czech and English languages. Both language versions are equal. The appropriate disputes shall be decided pursuant to the counterpart in Czech language.

4. This Agreement has been made out in four counterpart copies in each language version. Each of the Parties shall receive two Czech copies and two English copies of this Agreement.

5. Amendments or changes to this Agreement, if any, may only be made in writing, subject to the consent of both Parties hereto.

6. The Parties have agreed that all disputes, if any, arising from or in connection with this Agreement shall first of all be settled in an amicable manner. In the event no amicable solution is reached within 30 (in words: thirty) days. All disputes arising from or in connection with this Agreement finally decided in the arbitration proceedings at the Court of Arbitration attached to the Chamber of Economy of the Czech Republic and the Agrarian Chamber of the Czech Republic by three arbitrators designated pursuant to the Rules. The proceedings shall be governed by the Rules of the Court of Arbitration.

7. If it is not stated in this Agreement otherwise, the relevant provisions of the Act No. 591/1992 Coll. on Securities, and of the Act No. 513/1991 Coll., the Commercial Code, shall be used.

This Agreement constitutes a proper and solemn expression of free will of both Parties hereto. In witness whereof, the Parties attach hands of their authorised representatives hereto.



         -------------------------          -------------------------
         the Seller                         the Purchaser